UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 25, 2008

Alliance Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

United States	001-33189	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania		19008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 353-2900

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM	2.02	Results of Operations and Financial Condition

On January 25, 2008, Alliance Bancorp, Inc. of Pennsylvania (the “Company”) issued a press release announcing its results of operations for the quarter and year ended December 31, 2007.

A copy of the press release dated January 25, 2008 is included as Exhibit 99.1 and is incorporated herein by reference.

ITEM	8.01	Other Events

On January 25, 2008, the Company announced that its Board of Directors authorized the repurchase of up to 325,125 shares, or 10% of the outstanding common stock other than shares owned by Alliance Mutual Holding Company, commencing on January 30, 2008, the one year anniversary of the completion of the mid-tier stock holding company reorganization of Alliance Bank.   The Company also announced that its Board of Directors declared a regular quarterly cash dividend on the common stock of the Company of $0.06 per share, payable on February 22, 2008 to the shareholders of record at the close of business on February 8, 2008, an increase of 20% from the prior quarterly dividend.

A copy of the press release dated January 25, 2008 is included as Exhibit 99.2 and is incorporated herein by reference.

ITEM	9.01	Financial Statements and Exhibits

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release dated January 25, 2008
99.2	Press Release dated January 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: January 28, 2008	By:	/s/ Dennis D. Cirucci
Dennis D. Cirucci
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 25, 2008
99.2	Press Release dated January 25, 2008